SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 26, 2008

SECURITY NATIONAL FINANCIAL CORPORATION
(Exact name of registrant as specified in this Charter)

Utah	0-9341	87-0345941
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5300 South 360 West, Salt Lake City, Utah	84123
(Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:  (801) 264-1060

(Does Not Apply)
(Former name or former address, if changed since last report)

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment
                     of Certain Officers; Compensatory Arrangements of Certain Officers

On September 26, 2008, the Board of Directors of Security National Financial Corporation (the "Company") accepted the resignation of G. Robert Quist as the Company's First Vice President and Secretary.  Mr. Quist also resigned from his other Company positions, including First Vice President and Secretary of Security National Life Insurance Company, the Company's wholly owned insurance subsidiary; and as a director of Security National Life Insurance Company of Louisiana and Memorial Insurance Company of America, wholly owned subsidiaries of Security National Life Insurance Company.  Mr. Quist resigned from these positions to pursue other opportunities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SECURITY NATIONAL FINANCIAL CORPORATION
(Registrant)

Date: September 30, 2008	By:	/s/ Scott M. Quist_________
Scott M. Quist, President
and Chief Operating Officer